Exhibit 99
Quarterly Shareholder Brochure of CNB Corporation
August 1, 2011
Dear Shareholder,
As reflected on the consolidated financial statement accompanying this message, management’s efforts for the first six months of 2011 have been focused on problem loan resolution. After three years of working through these problem loans the strategy now is to move deliberately toward final resolution by year-end, where possible. This will include writing down balances and acknowledging additional loan loss provision on some loans, along with loan charge-offs, as well as liquidating the remaining bank-owned real estate. This strategy, admittedly, will likely have a negative impact on earnings. However, looking beyond 2011, this will allow management to focus on growing the bank and support improved earnings in 2012; moving the corporation closer to its goal of being able to resume the payment of dividends on a sustainable basis.
In spite of the challenges presented by the problem loans, there is cause for optimism; core earnings have remained strong. Had the $700,000 loan loss provision and the $248,000 in maintenance, insurance, taxes and attorney fees associated with problem loans through June 30, 2011 not be necessary, these amounts would have been included in earnings and resulted in after-tax net income of approximately $908,000, or a 0.72% return on assets. Applying this same methodology to financial performance in 2009 and 2010, core earnings would have been at a comparable level and returning to this level of profitability remains a primary goal.
Additionally, summer has arrived in northern Michigan and early indications are that it is going to be a good one!
As always, my door is open and I continue to encourage shareholders to stop by or call if you have any questions, comments or concerns.
Very truly yours,
Susan A. Eno
President & CEO

	June 30,
	2011	2010
ASSETS
Cash and due from banks	$3,842	$2,566
Interest-bearing deposits with other financial institutions	11,082	15,954
Federal funds sold	0	0

Total cash and cash equivalents	14,924	18,520

Time deposits with other financial institutions	9,806	8,795
Securities available for sale	71,065	48,768
Securities held to maturity (market value of $7,699 in 2010 and $8,177 in 2010)	7,116	7,825
Other securities	997	1,008

Total investment securities	79,178	57,601

Loans	126,954	142,927
Less allowance for loan losses	(2,090)	(1,215)

Loans, Net	124,864	141,712

Premises and equipment, net	5,334	5,717
Other assets	14,149	12,652

Total assets	$248,255	$244,997

LIABILITIES
Deposits
Noninterest-bearing demand	$46,631	$39,879
Interest-bearing deposits	175,970	179,477

Total deposits	222,601	219,356

Other liabilities	4,353	4,563

Total liabilities	226,954	223,919

SHAREHOLDERS’ EQUITY
Common Stock	3,030	3,030
Surplus	19,499	19,499
Retained Earnings and Accumulated other Comprehensive Income/(Loss)	(1,228)	(1,451)

Total shareholders’ equity	21,301	21,078

Total liabilities and shareholders’ equity	$248,255	$244,997

	in thousands of dollars

	Six months ended June 30,
	2011	2010	2009
INTEREST INCOME
Interest and fees on loans	$3,884	$4,466	$5,234
Interest on securities:
Taxable	549	476	751
Tax exempt	246	278	254
Other interest income	106	115	119

Total interest income	4,785	5,335	6,358

INTEREST EXPENSE ON DEPOSITS	792	1,129	1,921

NET INTEREST INCOME	3,993	4,206	4,437
Provision for loan losses	700	375	500

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	3,293	3,831	3,937

NONINTEREST INCOME

Service charges and fees	498	515	542
Net realized gains from sale of loans	67	80	272
Loan servicing fees, net of amortization	46	45	(75)
Gains on life insurance proceeds	0	189	0
Gain on sale of investment securities	0	5	620
Other income	274	170	191

Total noninterest income	885	1,004	1,550

NONINTEREST EXPENSES
Salaries and benefits	1,966	1,959	2,076
Occupancy	502	496	546
FDIC insurance premiums	219	262	374
Expenses relating to ORE property	204	265	288
Other expenses	1,038	952	1,012

Total noninterest expenses	3,929	3,934	4,296

INCOME BEFORE INCOME TAXES	249	901	1,191
Income tax expense	(33)	129	64

NET INCOME	$282	$772	$1,127

BASIC NET INCOME PER SHARE	$0.23	$0.64	$0.93

Return on Average Assets	0.22%	0.62%	0.87%
Return on Average Equity	2.69%	7.47%	11.72%